UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 7, 2011

NorthStar Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-157688 (Commission File Number)	26-4141646 (IRS Employer Identification No.)
399 Park Avenue, 18th Floor, New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 547-2600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a)	On June 7, 2011, NorthStar Real Estate Income Trust, Inc. (the “Company”) held its 2011 annual meeting of stockholders (the “Meeting”). At the close of business on April 25, 2011, the record date for the Meeting, there were 4,660,917 shares of the Company’s common stock issued, outstanding and eligible to vote. Holders of 2,520,225 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.
(b)	Matters voted upon by stockholders at the Meeting were:
Proposal 1. At the Meeting, the following individuals were elected to the Company’s Board of Directors to serve until the 2012 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld
David T. Hamamoto	2,460,668	59,556
Jonathan T. Albro	2,460,668	59,556
Charles W. Schoenherr	2,460,668	59,556
Jack F. Smith, Jr.	2,455,546	64,678
Proposal 2. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, by the following vote:

For	Against	Abstained
2,398,200	16,786	105,238
No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.
Date: June 9, 2011	By:	/s/ Albert tylis
Albert Tylis
Chief Operating Officer, General Counsel and Secretary